ABB – Robot Automation

April 11, 2006

EXCLUSIVE GLOBAL CHANNEL PARTNER AGREEMENT

FOR THE LICENSING OF BRAINTECH’S

VISION GUIDED ROBOTICS TECHNOLOGIES

AND

SOFTWARE PRODUCTS

PARTIES:

1.	BRAINTECH CANADA INC.
2.	ABB INC.

TABLE OF CONTENT

Page
Master Agreement		XX
Exhibit 1.	Price List – Software & Hardware	XX
Exhibit 2.	Price List – Braintech Services	XX
Exhibit 3.	Discounts	XX
Exhibit 4.	Trademarks	XX
Exhibit 5.	Third Party Software Technology	XX
Exhibit 6.	Sales and Marketing Agreement	XX
Exhibit 7.	eVF Developer’s Software License Agreement	XX
Exhibit 8.	eVF Runtime Software License Agreement	XX
Exhibit 9.	Price List - ABB Services	XX
Exhibit 10.	ABB Sub-License Agreement	XX
Exhibit 11.	Global Market SIC Codes	XX
Exhibit 12.	Bin Picking Project	XX

THIS MASTER AGREEMENT made the ____th day of April, 2006

BETWEEN:             BRAINTECH CANADA INC., a corporation duly organized and existing under the laws of British Columbia, Canada, with its principal office at 102-930 West 1st Street, North Vancouver, British Columbia, Canada V7P 3N4: (604) 9886440, fax (604) 986-6131 (hereinafter referred to as “BRAINTECH”)

AND:        the Robotics Division of ABB Inc. (“ABB”), having a place of business at 1250 Brown Rd. Auburn Hills, MI. 48326-1507: (248) 391-8505, fax: (248) 391-8532 (hereinafter referred to as “LICENSEE ”).

RECITALS:

A.

BRAINTECH has expertise in the software solutions development for vision guided robotic systems, including the technology and methods required to analyze and classify digital representations of images and visual patterns;

B.

BRAINTECH has developed valuable proprietary technology for use in the development of vision guided robotic systems, including the eVF software platform, SC3D guidance technology, and other software programs as declared in Exhibit 4 – “Trademarks;

C.	LICENSEE has expertise in the area of flexible automation equipment manufacturing and system integration;
D.	LICENSEE has developed a valuable network of business contacts and clients;
E.

BRAINTECH and LICENSEE believe that their respective technologies and expertise can be combined in industrial applications, which can employ the expertise and technology of both BRAINTECH and LICENSEE;

F.

BRAINTECH and LICENSEE now wish to enter into this Agreement. The purpose being to establish a leadership position in the “Vision Guided Robotics” market by providing certain guarantees to BRAINTECH in return for certain rights to LICENSEE, under terms and conditions as hereinafter specified by the agreement and its attached exhibits.

AGREEMENT

1.	DEFINITIONS AND INTERPRETATION

When used herein, the terms below have the meaning as specified below, unless the context requires otherwise:

1.1.	“ABB robot” means all models of industrial robots manufactured by ABB Inc.
1.2.	“Agreement” means this agreement, including all of the exhibits, and any variation hereto agreed in writing between the Parties;
1.3.

“BRAINTECH Software” means eVF, Software Technology and Third Party Software Technology as computer programs specified in Exhibit 1 of Master Agreement in machine-readable object code form and any Improvements thereto. The BRAINTECH Software does not include source code;

1.4.	“Channel Partner” means a group or company acting as representative of BRAINTECH or LICENSEE directly or indirectly to the End-User;
1.5.	“Component” means a reusable software program that is available for use within eVF;
1.6.	“End-User” means any company that purchases the Products for use as part of their manufacturing process;
1.7.	“Engineering Services” means work performed by BRAINTECH using the BRAINTECH Software and hardware to develop a VGR Workspace or part of a VGR Workspace;
1.8.	“eVisionFactory and/or eVF” means the software system developed and owned by BRAINTECH which is used to develop, run and support VGR Workspaces;
1.9.

“Improvements” means any application specific software developments which are based upon or originate from the BRAINTECH Software, or which are developed utilizing knowledge and experience gained from the use of the BRAINTECH Software, whether made or developed by BRAINTECH, and which are used or for use in the Products;

1.10.	“Independent Technology” means technology either software or hardware that is not owned by Braintech;
1.11.	“Intellectual Property” or “IP” means all patents, utility models, designs, trademarks, copyrights and other intellectual property rights (or applications pending therefore);
1.12.	“License Owner” means BRAINTECH;

1.13.	“List Price” means the published price for the BRAINTECH Software;
1.14.

Markets” means the automotive market and includes the manufacturing in whole or part of cars, trucks, and buses. This also includes tier suppliers to the automotive market of all levels. It also includes General Industry Markets as specified by their SIC codes and attached as EXHIBIT 11. It does not include the following markets: medical, government, aerospace, semi-conductor or food and beverage;

1.15.	“Party” means a party to this Agreement;
1.16.

“Products” means the complete system integrated with hardware components such as, but not limited to; a robot, an industrial PC, frame grabber, camera and/or lighting units; which use and embody the BRAINTECH Software whether or not they also incorporate Independent Technology and whether or not the BRAINTECH Software forms only part of the Products;

1.17.

“Science Services” means the work and services performed by BRAINTECH to develop new algorithms or Improvements to existing algorithms and techniques that will be used to develop a VGR Workspace or part of a VGR Workspace;

1.18.	“Services” means the technical support and services set forth in Article 12 hereof consisting of Engineering Services and/or Science Services;
1.19.	“Software Technology” means Components developed and owned by BRAINTECH and are available for use within eVF;
1.20.	“Territory” means all countries world-wide;
1.21.	“Term” means the period from April 1, 2006 to December 31, 2008, subject to conditions and extensions as provided for in Article 19 of this Agreement;
1.22.	“Third Party Software Technology” means Components developed and owned by organizations other than BRAINTECH that are available for use within eVF;
1.23.

"Trademarks" means all trade names and trademarks (or applications pending therefore) relating to the BRAINTECH Software owned or controlled by BRAINTECH as of the date hereof or issued to or otherwise acquired by BRAINTECH thereafter which are listed in EXHIBIT 4, attached hereto and made an integral part hereof;

1.24.	“TrueView” means the LICENSEE’s proprietary brand name for VGR systems using BRAINTECH Software;
1.25.	“VGR” means Vision Guided Robotics and is used to describe the type of business that this Agreement covers;

1.26.

“VGR Workspace” means a software program developed with eVF which is used to: capture a digital image; analyze the image for object identification, inspection and its spatial coordinates; and communicate instructions to a robot or other factory automation equipment.

1.27.	“Workspace Developer” means the organization licensed by BRAINTECH to develop VGR Workspaces using the BRAINTECH Software;
2.	GRANT OF LICENSES
2.1.

BRAINTECH hereby grants to LICENSEE, an exclusive Global Channel Partner license, with the right to license to End-Users, under the BRAINTECH Software, including improvements, to make, have made, use, sell, or otherwise distribute the Products in every country in the Territory for the Markets defined in EXHIBIT 11;

2.2.

Exclusive Channel Partner license means that BRAINTECH will not license or sell the BRAINTECH Software to other potential Channel Partners including robot manufacturers, and manufacturing systems integrators or end users in the Territory for the Markets defined;

2.3.	BRAINTECH retains the right to sell BRAINTECH Software direct to the End-User and Channel Partners not included in the Markets defined in EXHIBIT 11;
2.4.

In such areas where Braintech is allowed to sell to end users, and when the End-User orders direct from BRAINTECH, BRAINTECH may contract LICENSEE for integration and support services subject to the End-Users acceptance;

2.5.	LICENSEE’s standard integration and support services fees are setout in EXHIBIT 9;
2.6.

BRAINTECH hereby grants to LICENSEE an exclusive right to sub-license their Channel Partners to sell, install and support BRAINTECH Software in every country in the Territory for the Markets defined in EXHIBIT 11 and as per the terms and conditions defined in EXHIBIT 10 - Sub-License Agreement.

3.	EXCLUSIVE USE OF TRUEVIEW BRAND
3.1.	LICENSEE agrees to only use the TrueView brand with VGR systems that include Braintech Software:
4.	MINIMUM PURCHASE GUARANTEES
4.1.	In return for grant of Licenses, LICENSEE agrees to provide BRAINTECH with minimum purchase guarantees as per the following schedule and conditions.

4.2.	2006 Order Commitment
(a)	US$1,500,000;
(b)	Payment based on systems delivered and invoiced throughout 2006;
(c)	Balance due as balloon payment January 31, 2007.
4.3.	Quarterly Purchase Commitments
(a)	2007
1st QTR	US$X;
2nd QTR	US$X;
3rd QTR	US$X;
4th Qtr	US$X.

(b)	2008
1st QTR	US$X;
2nd QTR	US$X;
3rd QTR	US$X;
4th Qtr	US$X.

4.4

For 2007 and beyond, at end of each calendar Quarter, Braintech shall calculate for the LICENSEE the guaranteed quarterly purchase amount as specified for that quarter less all dollars invoiced in the same quarter;

4.5	LICENSEE will provide Braintech with a Purchase Order for a combination of eVF runtimes licenses equal to or as close as possible to but not less than the remaining amount owed;
4.6	Braintech will credit any partial license amount owing onto the first invoice of the next quarter.
4.7	In the absence of a commercially developed bin picking application product by January 1, 2008, the 2008 Purchase Commitments are reduced by $250K per quarter.
4.8

Effective January 1, 2008 BRAINTECH agrees to adjust its price list to take into consideration market pressures for equivalent competitive technology. Revenue minimums can then be adjusted per the appropriate Revenue/ License Price or other appropriate ratio.

5	TRADEMARKS
5.1

LICENSEE is granted a license and shall be entitled to use for the purposes of marketing, sales demonstration, quality assurance, testing and support any of BRAINTECH’s Trademarks, Software Technology and/or eVF as the case may be in the Territory during the term of this Agreement.

6	PRICES

6.1                 The prices for all the BRAINTECH Software sold by BRAINTECH to LICENSEE hereunder shall, unless otherwise agreed upon, be quoted in US Dollars (US$);

6.2                 The List Price for the BRAINTECH Software purchased hereunder shall be as is set out in the price list attached hereto as EXHIBIT 1 and made an integral part hereof;

6.3                 The prices for Braintech provided maintenance, training, support, and engineering fees are set out in EXHIBIT 2 attached hereto and made an integral part hereof;

6.4                 The prices set out in Exhibit 1 and Exhibit 2 are fixed for a term of one year from the effective date of this agreement. BRAINTECH will provide LICENSEE with price changes 90 days before end of the one year term. BRAINTECH will provide LICENSEE with immediate notice of additions and 30 days notice of deletions of products from the price list.

7	PRICE ADJUSTMENT

7.1                 BRAINTECH will on a periodic basis or at the written request of LICENSEE, use current market information to establish a fair and competitive price for all BRAINTECH Software;

7.1.1    LICENSEE may at its own cost, request an independent arbitrator agreed upon by both parties to determine a fair market price for any/all BRAINTECH Software;

7.1.2	The outcome of the arbitration will be binding on both Parties.
8	DISCOUNTS

8.1                LICENSEE will receive discounts as set out In EXHIBIT 3, attached hereto and made an integral part hereof.

9	STANDARD PAYMENT TERMS

9.1                 All payments for the BRAINTECH Software and Services sold by BRAINTECH to LICENSEE hereunder shall, unless otherwise agreed upon, be made by means of remittance to BRAINTECH’s designated bank account by WIRE TRANSFER in the following manner:

To wire funds to our BRAINTECH Canada Inc. US dollar account, the following numbers are required:

Transit No.:	X
Institution No.:	X
Account No.:	X

ABA No.:	X

The bank address is:

X

Alternatively payments may be made by Company Check.

9.2                 LICENSEE shall pay to BRAINTECH the full amount in US dollars the price for the BRAINTECH Software and/or Services purchased by LICENSEE pursuant to purchase orders issued by the LICENSEE to BRAINTECH.

10	DELIVERY

10.1               BRAINTECH agrees to make all delivery of the BRAINTECH Software hereunder at the earliest available date after each purchase order is issued by LICENSEE to BRAINTECH, and in any case BRAINTECH shall make delivery strictly in accordance with the terms and conditions stipulated in each such Purchase Order.;

10.2               BRAINTECH shall make all arrangements for any export licenses or permits which may be required in a timely manner;

10.3               LICENSEE shall acknowledge a Run-Time License as part of the proposal/order acknowledgement process.

11	INDIVIDUAL CONTRACTS FOR SPECIAL PURPOSE SITUATIONS

11.1           The detailed terms and conditions of each special purchase by LICENSEE from BRAINTECH of the BRAINTECH Software hereunder shall be mutually agreed upon at the time of each such special purchase and confirmed by both parties in a "Confirmation of Purchase Contract" to be issued by LICENSEE and countersigned and returned by BRAINTECH. (Note: For greater clarity, BRAINTECH agrees to provide special terms, including pricing, and discounts, on a per merit basis as agreed upon by both parties necessary to meet market conditions.);

11.2           Each such special purchase contract between BRAINTECH and LICENSEE shall be deemed to incorporate all of the terms and conditions hereof to the extent that they may be applicable and are not inconsistent with the terms and conditions of said individual special purchase contract; provided, however, that the terms and conditions of this Agreement shall, in the event of a conflict, have precedence over those on the reverse side of the "Confirmation of Purchase Contract".

12	TECHNICAL SERVICES

12.1           BRAINTECH shall provide LICENSEE free of charge with all technical information used for: the purpose of VGR Workspace Development; manufacture of the Products; training and support in its possession relating to the BRAINTECH Software. In addition, BRAINTECH shall, from time to time, make available to LICENSEE free of charge any and all new technical information of the BRAINTECH Software, technical literature and the like necessary or useful in connection with the VGR Workspace Development and manufacture of the Products and effective use of the BRAINTECH Software;

12.2          In the case where the LICENSEE is developing a VGR Workspace, LICENSEE may require BRAINTECH to provide Engineering Services and/or Science Services. In all cases, LICENSEE must provide BRAINTECH with such information, as LICENSEE may in its reasonable discretion deem necessary in order to enable BRAINTECH to provide Services to LICENSEE hereunder.

Such information may include:

Project Specifications

Sample Part(s) and/or

Sample Devices and/or

ABB robot software and/or

Sample Robots(s);

12.3              In the event LICENSEE requires BRAINTECH Engineering Services to help develop a VGR Workspace all such services shall be invoiced according to the terms and conditions set forth in Exhibit 2 – Services;

12.4          In the event LICENSEE requires BRAINTECH Science Services to help develop a VGR Workspace all such services shall be invoiced according to the terms and conditions set forth in Exhibit 2 - Services.

13	SALES AND MARKETING ACTIVITIES

13.1           LICENSEE has certain rights to market BRAINTECH Software Technology as part of the Products per the Sales and Marketing Agreement attached hereto as Exhibit 6.

14	BIN PICKING PROJECT

14.1              LICENSEE agrees to invest US$300,000 in Braintech’s Bin Picking Project as defined in EXHIBIT 12 attached, under the following conditions:

14.2	LICENSEE will immediately pay US$150,000 to Braintech upon signing this Agreement;

14.3              LICENSEE will pay the balance of US$150,000 upon delivery of a prototype by Braintech as described in EXHIBIT 12;

14.4              BRAINTECH agrees to provide a special discount for the BIN PICKING components as specified in EXHIBIT 3;

14.5              LICENSEE is granted an exclusive license to use the Bin Picking components as part of eVF in the Territory for the Markets defined for as long as this Agreement is in effect;

14.6              LICENSEE has the right to match any offer to purchase BRAINTECH or ownership of BRAINTECH software.

15	BRAINTECH REPRESENTATION AND WARRANTY
15.1	BRAINTECH hereby represents and warrants that:

15.2           BRAINTECH owns its Proprietary Information as defined in Article 17 below, Trademarks, eVF or Software Technology, free and clear of any agreement and BRAINTECH is free to grant a license to use the same to LICENSEE as contemplated herein;

15.3           Proprietary information of BRAINTECH, Trademarks, eVF or Software Technology constitutes the best available industrial property rights and technical information in the possession or under the control of BRAINTECH;

15.4           BRAINTECH is not restricted or prohibited from granting the license to use its Proprietary Information, Trademarks, eVF and/or Software Technology as contemplated herein, or from disclosing such Proprietary Information by any applicable law, regulation or order or by the terms of any other agreement to which BRAINTECH is a party or by which it is bound;

15.5          BRAINTECH warrants that the BRAINTECH Software shall be free of defect in design and workmanship. However, for greater clarity, such warranty does not apply to output, results, errors, or abnormal terminations or delays caused in whole or in part by (a) any functionality of software or products, including databases, not created by or licensed for use by BRAINTECH, whether or not such products or software are embedded in or form part of the Software Technology; (b) use of the Software Technology in combination with any other product not provided by BRAINTECH, except standard components that are considered part of a TrueView functional package such as ABB Robots, Sony cameras, mutually defined PC’s, etc.; (c) any modification of the Software Technology made by a party other than BRAINTECH or authorized by BRAINTECH; (d) any data provided to the Software Technology by non-BRAINTECH products which does not adequately specify date data; or (e) LICENSEE’S failure to use the Software Technology in accordance with the Support Materials to be provided by BRAINTECH;

15.6           BRAINTECH warrants that the BRAINTECH Software sold and delivered hereunder shall have been produced in accordance with the then presently available best technical knowledge and for a period of twelve (12) months after LICENSEE’S delivery of the Products to its licensee or any other LICENSEE channel partner shall be free from all defects in software. In addition, and not by way of limitation of the foregoing, the BRAINTECH Software shall conform to any specifications mutually agreed upon between the parties;

15.7               In the event that, within the warranty period set forth in the foregoing Article 15.6, the BRAINTECH Software or part thereof is found to be defective or not in conformity with the agreed specifications, BRAINTECH shall, within thirty (30) days after receipt of the claim therefore from LICENSEE, repair or replace, at LICENSEE’s sole option, such defective or non-conforming Technology or part thereof free of charge;

15.8                All transportation and other costs incurred in connection with the return of any defective or non-conforming part of the BRAINTECH Software or part thereof and the reshipment of such repaired Technology or part thereof or replacement therefore pursuant to the foregoing Article 15.7 shall be borne by BRAINTECH.

15.9               BRAINTECH shall indemnify and hold LICENSEE harmless from and against any loss, damage, cost, expense, claim or liability which may be incurred by or asserted against the LICENSEE as a result of any breach of the warranty contained in this Article 15.

16	NON-TRANSFER OF SECRETS

16.1          Source Code, flow diagrams and algorithms deemed secret by BRAINTECH are excluded and will not be shared with LICENSEE.

17	BRAINTECH INDUSTRIAL PROPERTY RIGHTS
17.1

BRAINTECH warrants that all Third Party Software Technology made available as components of eVF has been properly licensed from the licensors of all such Software Technology and that LICENSEE has the right to use and to include, and continue to use and include, such Third Party Software Technology as part of the Products at no charge (other than those expressly set forth in this Agreement). All such Third Party Software is listed in Exhibit 5;

17.2	BRAINTECH warrants that no part of its Proprietary Information, Trademarks, and

Technology infringes any Intellectual Property including, but not limited to, patent, utility model, design, trade name, trademark and copyright belonging to any third party inside or outside the Territory;

17.3

BRAINTECH shall defend any legal action or other proceeding brought against LICENSEE, insofar as such legal action or other proceeding is based upon a claim that the Proprietary Information, Trademarks, Technology, or any part thereof, delivered to LICENSEE hereunder infringes any patent, utility model, design, trade name or trademark, copyright or other Intellectual Property belonging to any third party inside or outside the Territory. LICENSEE shall notify BRAINTECH of the institution of any such legal action or other proceeding, and shall provide BRAINTECH with such assistance and cooperation in the defense of such legal action or other proceeding as BRAINTECH may reasonably request. BRAINTECH shall have sole control over any such legal action or other proceeding and shall indemnify and hold LICENSEE harmless from and against all damages and costs awarded therein against LICENSEE;

17.4

In the event that the Proprietary Information, Trademarks, Technology, or any portion thereof, is held to infringe any Intellectual Property belonging to any third party and the use thereof is enjoined by a court of competent jurisdiction, BRAINTECH shall, at LICENSEE's sole option, either procure for LICENSEE the right to continue using such Proprietary Information, Trademarks, Technology, replace such Proprietary Information, Trademarks, Technology with a non-infringing one or modify such Proprietary Information, Trademarks, Technology so that it becomes non-infringing.

18	LICENSEE INDUSTRIAL PROPERTY RIGHTS
18.1

LICENSEE shall defend any legal action or other proceeding brought against BRAINTECH, insofar as such legal action or other proceeding is based upon a claim that the LICENSEE’S Proprietary Information, Trademarks, Technology, or any part thereof infringes any patent, utility model, design, trade name or trademark, copyright or other Intellectual Property belonging to any third party inside or outside the Territory. BRAINTECH shall notify LICENSEE of the institution of any such legal action or other proceeding, and shall provide LICENSEE with such assistance and cooperation in the defense of such legal action or other proceeding as LICENSEE may reasonably request. LICENSEE shall have sole control over any such legal action or other proceeding and shall indemnify and hold BRAINTECH harmless from and against all damages and costs awarded therein against BRAINTECH;

18.2	LICENSEE shall indemnify and hold BRAINTECH harmless from and against any loss, damage, cost, expense, claim or liability which may be incurred by or asserted against

BRAINTECH as a result of a failure for whatever reason of a TrueView system that does not result from an operation or instruction involving the BRAINTECH software.

19	TERM
19.1	Unless earlier terminated, this Agreement shall continue for an initial period ending December 31, 2008;
19.2

After the expiry of the initial period, this Agreement will be extended, upon the mutual consent of the parties, annually as long as the LICENSEE continues to provide BRAINTECH with a mutually agreed upon minimum quarterly purchase guarantee.

20	TERMINATION
20.1

Either Party may forthwith terminate this Agreement by notice to such effect to the other Party if the other Party commits a material breach of any term or condition contained in this Agreement (including the case in which any representations and warranties contained in Articles 17 and 18 hereof proves to have been incorrect or materially misleading when made) and, if such breach is capable of remedy, fails to remedy or begins to remedy the same within thirty (30) days after notice from the Party not in breach setting out the nature of such breach and demanding that the same be remedied;

20.2

Either Party may forthwith terminate this Agreement by notice to such effect to the other Party if bankruptcy, insolvency or reorganization proceedings, or other proceedings analogous in nature or effect, are instituted by or against the other Party, the other Party is dissolved or liquidated, whether voluntarily or involuntarily, a receiver or trustee is appointed for all or a substantial part of the assets of the other party or the other Party makes an assignment for the benefit of creditors;

20.3	LICENSEE may terminate this Agreement by notice to such effect to BRAINTECH if the price increases pursuant to Article 6.4 are greater than 5%;
20.4

Effective January 1, 2008 BRAINTECH and LICENSEE agree to grant each other cancellation rights should vastly superior technologies and/or market pricing pressures render either of our products non-saleable or non-competitive.

20.5	No termination of this Agreement, for whatever reason, shall affect any right or obligation of either party, which has accrued prior to the date of such termination;
20.6	In the event BRAINTECH enters into an agreement to sell its business, in whole or in part, LICENSEE shall have the right in its sole discretion to immediately terminate this agreement.

21	WAIVER AND VARIATION
21.1

A provision of or a right created under this Agreement may not be waived except in writing signed by the party granting the waiver and the Parties’ rights and obligations under this Agreement may not be varied except in writing signed by the Parties. Waiver of any one breach of a term of this Agreement is not to be construed as a waiver of any subsequent breach of that term or of any other term.

22	RELATIONSHIP OF PARTIES
22.1	The relationship between the Parties is limited to the relationship created under the terms of this Agreement.
22.2

This Agreement is solely for the purposes set in this Agreement and not for any other purpose and nothing contained in this Agreement shall be deemed or construed as constituting either party as an agent or legal representative of the other party for any purpose whatsoever, or as conferring upon either party any right or authority to assume or create any obligation or responsibility, express or implied, orally or in writing, on behalf of or in the name of the other party or to bind the other party in any manner whatsoever;

22.3

Subject to Article 22.1 and 22.2 nothing contained in this Agreement will be construed as a limitation of the powers or rights of a Party to otherwise carry on its separate business for its sole benefit;

22.4	No Party will attempt to bind or impose any obligation upon the other Party or incur any joint liability without the mutual consent of that other Party except as set out in this Agreement;
22.5	Nothing contained herein is intended nor shall be interpreted to provide or create any third party beneficiary rights of whatever kind in any third party in any circumstance whatsoever.
23	GOVERNING LAW AND DISPUTE RESOLUTION
23.1	The Parties hereby agree that this Agreement is governed by the laws of the State of Michigan of the United States of America, without reference to the conflict of laws principles;
23.2

All disputes in connection with this Agreement are to be finally settle by binding arbitration in the State of Michigan of the United States of America, in accordance with the then existing Rules of Conciliation and Arbitration of the International Chamber of Commerce by three (3) arbitrators to be selected in accordance with said Rules. Awards rendered therein shall be final and binding upon the parties hereto.

24	ENTIRE AGREEMENT
24.1

This Agreement constitutes the entire agreement between the Parties hereto and wholly cancels, terminates and supersedes all previous negotiations, agreements and commitments, whether formal or informal, oral or written, with respect to the subject matter hereof.

25	FORCE MAJEURE
25.1

If at any time owing to any circumstances beyond a Party’s control (“Force Majeure”) including but not limited to fire, explosion, war (whether declared or undeclared), civil commotion, strikes or any form of governmental intervention, a Party is prevented from fulfilling its obligations under this Agreement that Party will be entitled to give to the other written notice thereof (the “Force Majeure Notice”) setting out as fully as possible the circumstances alleged to constitute the Force Majeure;

25.2

The Party giving the Force Majeure Notice will then be entitled to suspend the operation of this Agreement to the extent of its relevant inability to perform during a period equal to the duration of the event of Force Majeure specific in any such notice;

25.3

In the event of a Party giving a Force Majeure Notice the Parties must, at the request of either of them, meet and properly confer in good faith in an endeavor to reach a mutually acceptable solution with a view to alleviating any hardship or unfairness caused to any Party as a result of the event of Force Majeure;

25.4

Every Force Majeure Notice will be withdrawn by the Party giving it as soon as possible but in any event within forty-eight hours after the event of Force Majeure specified in the Force Majeure Notice has ceased to exist;

25.5

In the event that such Force Majeure continues for more that 6 calendar months then any Party may, by notice in writing to the other, require that the Parties commence negotiations with a view to arranging the termination of this Agreement;

26	NOTICES
26.1

Any notice, communication or other documents authorized or required to be given or served pursuant to this Agreement (in this clause referred to as a “Communication”) must, unless otherwise specifically provided by this Agreement, be in writing addressed as appropriate to the relevant Party at it’s address set out in this Article or to such other address as may be notified in writing by that Party to the other party from time to time as it’s address for service and must be signed by an authorized representative of the party giving or serving the Communication. All Communications with BRAINTECH shall be in the English language;

26.2

A Communication must be delivered by hand or sent by prepaid certified mail requiring acknowledgment of delivery or by international courier delivery or (where appropriate reception facilities are available) sent by facsimile transmission or personal e-mail;

26.3

A Communication referred to in Article 26.2 which is delivered or received in full by facsimile transmission before 2:00 p.m. on a business day in the place in which it is delivered shall be deemed to be received on that day, and in any case other than hand delivery or facsimile transmission will be deemed to be received on the business day in the place of delivery next following the day of delivery or receipt;

26.4	A Communication which is sent by certified mail or courier delivery will be deemed to have been received on the date of delivery;
26.5

Article 26.2 and 26.3 (insofar as they relate to facsimile transmission) do not operate where the transmission by facsimile is not fully intelligible. Transmission will be deemed to have been fully intelligible unless retransmission is requested within ten (10) working hours (being hours between 9:00 a.m. and 4:00 p.m. on a business day in the place of receipt) of completion of transmission;

26.6	Unless otherwise notified to the relevant parties, the address and facsimile number of the parties are as follows;
BRAINTECH:	BRAINTECH Canada Inc.
Address:	102-930 West 1st Street, North Vancouver,

British Columbia, Canada V7P 3N4

Attention: Babak Habibi

Fax:	(604) 986-6131

LICENSEE:	the Robotics Division of ABB Inc.
Address:

1250 Brown Rd. Auburn Hills, MI. 48326-1507

Attention: Jerry Osborn

Fax:	(248) 391-8532.

27	ESCROW
27.1

In the event BRAINTECH ceases to operate either through bankruptcy or insolvency then the LICENSEE will be able to use the BRAINTECH Software in executable and where necessary source code form for the sole purpose of supporting systems installed and paid for by any of the LICENSEE’S End-Users facilities prior to the date of business cessation;

27.2	FOR GREATER CLARITY, THE LICENSEE HAS NO RIGHT OF OWNERSHIP OR RIGHT TO SELL THE BRAINTECH SOFTWARE IN THE EVENT THAT BRAINTECH CEASES TO OPERATE FOR WHATEVER REASON;
27.3	Copies of the executables and source code will be kept at the Law Offices of:

Clark Wilson

800 – 885 West Georgia Street,

Vancouver, BC V6C 3H1

(604) 643-3153

ATTN: Bernard Pinsky

28	GENERAL
28.1	The headings of this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation hereof;
28.2

Failure or omission by a Party at any time to enforce or require strict or timely compliance with any provision of this Agreement does not affect or impair that provision in any way or the rights of that Party to avail itself of the remedies which that Party may have in respect of any breach of that provision;

28.3

This Agreement may be executed by the Parties in one or more counterparts and the executed counterparts when taken together are to constitute the one agreement and shall be deemed to have been executed by the exchange between the Parties by each Party by facsimile of a single counterpart signed by that party;

28.4	Any amendment to this Agreement must be in writing signed by a duly authorized representative of the Parties;
28.5	This Agreement shall be binding upon and inure to the benefit of the BRAINTECH and LICENSEE, and their respective successors and permitted assigns;
28.6	Neither BRAINTECH nor LICENSEE shall assign, transfer or otherwise dispose of its rights or obligations under this Agreement, in whole or in part, without the prior written consent of the other Party;

28.7

The Parties shall perform their respective duties under this Agreement, subject to all applicable laws, regulations, procedures, ordinances and rulings of any governmental authority with appropriate jurisdiction;

28.8

LICENSEE will use its reasonable efforts, with the cooperation of BRAINTECH to obtain any necessary approval of this Agreement by any governmental authorities with appropriate jurisdiction and to obtain the consent of any governmental authorities to the remittance of payments under this Agreement in accordance with its terms, in the event that these consents are necessary;

28.9

If the whole or any part of a provision of this Agreement is or shall become void, unenforceable or illegal, the remainder of this Agreement shall have full force and effect. The Parties agree that in such case, the provision held void, unenforceable or illegal shall be replaced by such provision which in its commercial and legal context is most similar to the provision held void, unenforceable or illegal;

28.10

All notices to third parties and all publicity concerning the terms and conditions of this Agreement shall be jointly planned and coordinated by and between the Parties. None of the Parties shall act unilaterally in this regard without the prior written approval of the other parties. It is expected that the Parties shall mutually agree upon a press release which is issued after the effective date of this Agreement;

28.11	Non-Solicitation

Each party agrees that during the term of this Agreement, and for a period of six months following termination of this Agreement, it will not solicit, entice, persuade or induce any individual who currently is, or at any time during the term of this Agreement shall be, an employee of the other party, to terminate or refrain from renewing such individual’s employment;

28.12	Currency

All references to currency are deemed to mean lawful money of the United States of America unless expressed to be in some other currency.

28.13	Export of Software

LICENSEE agrees that it will not export or re-export the Licensed Materials or any copies thereof, either directly or indirectly, outside of the country in which the Licensed Materials are delivered to

LICENSEE except in compliance with all applicable laws, ordinances and regulations. LICENSEE shall have the exclusive obligation to ensure that any export of the Licensed Materials are in compliance with all applicable export laws and the laws of any foreign country;

In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective, duly authorized representative on the day and year first above written.

Accepted by

BRAINTECH Canada Inc.	LICENSEE

Per: /s/ Owen Jones	Per: /s/ A. Goos
Authorized Signature	Authorized Signature

Name: Owen Jones	Name: A. Goos
Title: CEO	Title: Group Vice President,
BV Robot Automation
Date: May 5th, 2006	Date: May 5th, 2006

EXHIBIT 1

Pricing

Runtime Licenses per Package
eVF Standard Platform ver.XX Includes: 2D imaging and guidance library c/w hw key
1 gray scale 640X480 camera connection
1 robot connection	X

Options: (software only)
1 extra camera connection	X
1 extra robot connection	X
Advanced Imaging module* (AIM)	X
IDM guidance module (AIM not included)	X
SC3D guidance module (AIM not included)	X
DD3D guidance module (AIM not included)	X
1 extra DD3D camera/sensor group	X
Color camera module	X
Hi-res camera module	X
Hi-speed camera module	X
*Modules priced per PC
*Product Warranty included (1 yr.)

*********************************************************************
Solution Warranty Workspace fee (20% of total license per system X # systems)
Hardware (reference only)
Standard IBM M Pro Vision PC/monitor/KB	X
Stealth Industrial PC/monitor/KB	X
Frame Grabber (including its cable)	X
Camera+Lens+Enclosure	X
Lighting (Fluorescent from SY)	X
Lighting (LED BALA from AI, incl. p/s)	X
UPS	X
Calibration Template	X
Structured Lighting Projector	X
Additional Cost (special cabling, power supply, etc.)	X
Industrial Cabinet/Enclosure	X

NOTES:
All prices are in U.S. dollars
Discounts apply to "Runtime Licenses and Options" only

EXHIBIT 2

BRAINTECH Services

Item	Description	Supplier	$Price	Qty.	$Total
LICENSE & SUPPORT
1	eVF Developers License	BRAINTECH	$X	1	$X
	Includes:
	eVF Expert Security H/W key
	eVF Software Installation CD
2	Matrox Imaging Library (advanced version)	MATROX	$X	1	$X
3	Annual Partner Support & Maintenance Package[1]	BRAINTECH	$X	1	$X
	Cost Per eVF Developers License (seat) and one year support & Maintenance PackagetÀ			Total	$X

TRAINING

1	eVF Developers Training	BRAINTECH	$X	1	$X
	5 days, up to 5 attendees

	Cost for group of 5À			Total	$X

Notes
• This quotation is valid for 30 days
• All prices are in US dollars
• Prices do not include taxes travel, or shipping charges; third party prices are subject to change without notice
• If applicable, robots, PLCs or other peripheral devices are to be provided by customer.
• If applicable, catering services are to be coordinated and covered by customer.

Volume Discounts For Developers License:

Number of Licenses	Developers License (per license)
1-3	X
4-8	X
8+	X

_________________________

 The support package is renewed by the developers annually; see Attached Development Software Support Agreement for details

EXHIBIT 2 Continued

BRAINTECH Services Fees

1.	Training

There are three levels of training available:

1.	L1 – (Operator): eVF training for users at the OPERATOR Access level, (typically the end user on the factory floor);
2.	L2 – (Administrator Level): eVF training for users at the ADMIN Access level, (typically a technician either of the end-user or the systems integrator);
3.	L3 – (Developer Level): eVF training for users at the EXPERT level, (typically a licenses application developer)

Training time is relative to the Access level required with the least time for Operator and most for EXPERT.

2.	Engineering and Science Services

Type of Service	Rate

New Workspace Development/Modification	US$X/hr.
Component Development/Enhancement	US$X/hr.
Prototyping	US$X/hr.
Feasibility Research	US$X/hr.
On-Site Commissioning	US$X/hr.

Plus travel expenses, plus per diem meals at US$X/day

EXHIBIT 3

Discounts

ABB Direct Sales Discount:

X% off first 100 runtime licenses and options sold per year and referenced in Exhibit 1;

ABB Channel Partner Discount:

X% off runtime license and options referenced in Exhibit 1
X% off Solution Warranty fee as referenced in Exhibit 1
Bin Picking Discount

X% off bin picking runtime modules as referenced in Exhibit 1

EXHIBIT 4

Trademarks

BRAINTECH Trademarks:

eVisionFactory

eVF

SC3D

AutoCal

Autotrain

Xi2D

IDM

DD3D

SR3D

SL3D

RTPT

BRAINTECH

EXHIBIT 5

Third Party Software Technology

1. Matrox Electronic Systems Ltd.

Legal Department
1055 St. Regis Blvd.
Dorval, Quebec H9P 2T4
Canada

Exhibit 6

Sales and Marketing Agreement

Between

BRAINTECH Canada Inc. (“BRAINTECH”)

102 – 930 West 1st Street

North Vancouver, British Columbia

V7P 3N4

and

LICENSEE NAME:

the Robotics Division of ABB Inc. (“LICENSEE”),

1250 Brown Rd. Auburn Hills, MI.

48326-1507

Effective Date: April 1, 2006

IN CONSIDERATION of the mutual promises contained herein, the parties agree as follows:

1.	Definitions

In this Agreement and in the recitals and Schedules, unless otherwise specified or patently required by the context, the words and phrases defined in the recitals and elsewhere in this Agreement shall have the meanings ascribed to them therein or in the Master Agreement or Exhibits thereto, and the following words and terms shall have the respective meanings ascribed to them as follows:

1.1.

“Confidential Information” means all information marked “confidential”, “restricted” or “proprietary” by either party and, in the case of BRAINTECH, includes the Licensed Materials and Program Concepts and such other information, data, and materials of BRAINTECH or licensors of BRAINTECH or their affiliates disclosed to LICENSEE or its affiliates hereunder, and in respect of LICENSEE also includes all LICENSEE Data;

1.2.	“Deliverable” means the BRAINTECH Software and Support Materials;
1.3.	“Ingredient Brand” means a BRAINTECH logo as supplied by BRAINTECH to be attached and made visible on all TrueView systems, printed and electronic material;
1.4.	“Key” means a hardware key(s) provided by BRAINTECH required to use the BRAINTECH Software;

1.5.	“LICENSEE Data” means all data and information, however recorded, provided to BRAINTECH by LICENSEE to enable BRAINTECH to provide LICENSEE Support Services under this Agreement;
1.6.	“LICENSEE Support Services” means services supplied to LICENSEE for the initial and continued operation and use of the BRAINTECH Software as particularized in the Master Agreement, Section 9;
1.7.	“Licensed Materials” means the BRAINTECH Software and Support Materials, however recorded, fixed, stored or embodied;
1.8.	“Specifications” means in relation to BRAINTECH Software, the Support Materials pertaining to such BRAINTECH Software;
1.9.	“Support Materials” means any documentation or manuals and Updates thereto related to the BRAINTECH Software supplied to LICENSEE by BRAINTECH to assist LICENSEE in using the BRAINTECH Software;
1.10.	“Updates” means the updates, program corrections, patches, modifications, or enhancements to computer programs or support materials which may be delivered to LICENSEE;
1.11.	“TrueView” means the LICENSEE’s proprietary brand name for VGR systems using BRAINTECH’s software;
1.12.	“VGR” means Vision Guided Robotics.
2.	AUTHORIZATION
2.1.

The LICENSEE hereby authorizes BRAINTECH to make representations to potential End-User that BRAINTECH has established an alliance with the LICENSEE; and as a result of that alliance, BRAINTECH can make the services and expertise of the LICENSEE available to potential End-User;

2.2.	In making such representations, BRAINTECH is authorized to distribute the LICENSEE’s promotional literature and other promotional products to potential End-User;
2.3.

BRAINTECH hereby authorizes the LICENSEE to make representations to potential End-Users of the LICENSEE to the effect that LICENSEE has established an alliance with BRAINTECH; and as a result of that alliance, the LICENSEE can make the services, expertise, and proprietary technology and products of BRAINTECH available to potential End-User;

2.4.	In making such representations, the LICENSEE is authorized to distribute BRAINTECH’s promotional literature and other promotional products to potential End-User.

3.	MARKETING and SALES COOPERATION
3.1.	Joint Marketing Activities
3.1.1

Each party agrees to participate in marketing activities including; trade shows, informational seminars, and public relations type activities, (media exposure) and advertising as defined and agreed on a case-by-case basis.

3.2.	End-User Defined Opportunities
3.2.1

Each party agrees that, upon becoming aware of a new application opportunity to design, develop, market, or install a VGR system which can potentially utilize, in a substantial way, the expertise and technologies of both BRAINTECH and the LICENSEE (an “Opportunity”) it will:

(a)	advise the potential End-User of its alliance with the other party, and of the expertise and technology of the other party; and
(b)	advise the other party of the Opportunity;
3.2.2

Upon identifying an Opportunity, the parties will cooperate to obtain such contracts or business as can be obtained arising from the Opportunity. In doing so, the parties will use their reasonable best efforts to implement the following steps and procedures:

(a)	The parties will establish a reasonable division of work and responsibility, having to do with their respective areas of expertise and technologies;
(b)

The parties will cooperate in preparing feasibility studies as may be beneficial in pursuit of the Opportunity. In doing so, each party will prepare estimates of its expected cost in completing the areas of work which may be assigned to it.

3.3.	BRAINTECH agrees to work exclusively with LICENSEE in pursuing any Opportunity in the Territory for the Markets described in the Master Agreement.
3.4.

LICENSEE agrees, to the greatest extent reasonably practicable, to work exclusively with BRAINTECH in pursuing any Opportunity in the Territory for the Markets described in the Master Agreement. For greater certainty, this section will not require LICENSEE to work exclusively with BRAINTECH if it has a bona fide business reason for not doing so. Examples of Bona fide business reasons are:

(a)	Inability of the other party to supply expertise or technology which is important to pursuit of the Opportunity; or
(b)	Inability of the parties, despite their reasonable best efforts, to agree on any business or technical issues important to the pursuit of the Opportunity.
(c)	End user customer specification. Even in such case customer specifies a non-Braintech solution, LICENSEE will make every reasonable effort to convert to a Braintech solution.
4.	SERVICE AND SUPPORT
4.1.	LICENSEE agrees, for a fee to provide End-Users with integration, installation, training and annual VGR system support and maintenance;
4.2.	LICENSEE agrees to maintain an adequate number of trained personnel to install, service and support TrueView installation world-wide;
4.3.	BRAINTECH agrees to provide the LICENSEE with eVF “L2 certification at its Vancouver premises, at no charge to LICENSEE exclusive of travel and living expenses;
4.4.	BRAINTECH agrees to provide the LICENSEE with specific VGR software solutions maintenance and operations training at LICENSEE’s Auburn Hills, MI premises.
5.	INTELLECTUAL PROPERTY RIGHTS
5.1.

LICENSEE acknowledges that (except to the extent that such have been licensed by BRAINTECH from third parties) BRAINTECH owns all title and intellectual property rights, copyright, moral rights, and patent rights in and to the inventions, designs, products, hardware, software, and programs listed in the Master Agreement Exhibit 1 (the “BRAINTECH Technology”). Nothing in this Agreement shall constitute a grant, transfer, or assignment to LICENSEE of any of the foregoing rights, or any license to use any BRAINTECH Technology except as expressly permitted by the Agreement or otherwise agreed to;

5.2.

LICENSEE shall not reverse engineer, de-compile, or disassemble any BRAINTECH Proprietary Technology, except any only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation;

5.3.

LICENSEE further acknowledges that information provided by BRAINTECH to LICENSEE concerning the BRAINTECH Technology shall constitute proprietary and confidential information belonging to BRAINTECH. LICENSEE shall not disclose, and shall keep confidential, all such information. This provision shall not apply to information which (i) is or becomes part of the public domain through no act or omission of the LICENSEE (ii) LICENSEE receives form a third party acting without any obligation or restriction of confidentiality in favor or BRAINTECH, (iii) BRAINTECH releases from confidential treatment by written consent, (iv) LICENSEE is required by any applicable law or court order to disclose, or (v) is independently developed by LICENSEE;

5.4.

LICENSEE warrants that it will not knowingly convert to their own use or to the use of any other party any industrial secrets or trade secrets owned by BRAINTECH and obtained by LICENSEE or its personnel by reason of this Agreement or otherwise;

5.5.

BRAINTECH shall not reverse engineer, de-compile, or disassemble any LICENSEE Proprietary Technology, except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation;

5.6.

BRAINTECH warrants that neither it nor any of its employees will knowingly convert to their own use or to the use of any other party any industrial secrets or trade secrets owned by the LICENSEE and obtained by BRAINTECH or its personnel by reason of this Agreement or otherwise;

5.7.

BRAINTECH further acknowledges that information provided by the LICENSEE to BRAINTECH concerning LICENSEE Proprietary Technology shall constitute proprietary and confidential information belonging to the LICENSEE. BRAINTECH shall not disclose, and shall keep confidential, all confidential and proprietary information provided by the LICENSEE or any subsidiary or agent of the LICENSEE relating to any LICENSEE Proprietary Technology. This provision shall not apply to information which (I) is or becomes part of the public domain through no act or omission of BRAINTECH, (ii) BRAINTECH receives from a third party acting without any obligation or restriction of confidentiality in favor of LICENSEE, (iii) LICENSEE releases from confidential treatment by written consent, (iv) BRAINTECH is required by any applicable law or court order to disclose, or (v) is independently developed by BRAINTECH;

5.8.

Each party further acknowledges that a violation of this Article 5 may cause irreparable harm to the other party for which no adequate remedy in damages exists, and each party therefore agrees that, in addition to any other remedies available, a party will be entitled to seek equitable remedies, including without limitation injunctive relief, to enforce the obligations set forth in this Article 4.

6.	DISCLAIMER OF AGENCY OR PARTNERSHIP STATUS
6.1.

Nothing in this Agreement shall create any relationship of partnership between BRAINTECH and LICENSEE. Neither party shall represent to any third person that the relationship between BRAINTECH and LICENSEE is anything other than that of independent contractors;

6.2.	Neither BRAINTECH’s nor LICENSEE’s officers, employees or agents shall be deemed officers direct or indirect employees, or agents of the other.
7.	TERM AND TERMINATION
7.1.

Subject to the provisions of the Master Agreement, Section 15, the term of this Agreement shall commence on the Effective Date and will continue until terminated in accordance with the Master Agreement, Section 15 therein;

7.2.	Forthwith upon termination of this Agreement, each party shall cease;
7.2.1	any and all presentations, solicitations, or other marketing activities relating to the other party’s products and services; and
7.2.2	Representing or holding itself out as being authorized to market, advertise or promote in any way the products of the other party.
8.	OTHER CONDITIONS AND PROVISIONS
8.1.

LICENSEE agrees that all TrueView physical systems as well as all sales, marketing, support and training materials, (whether in print or electronic format) to the extent reasonably practicable must clearly display an Ingredient Brand notice that attributes ownership of BRAINTECH Software to BRAINTECH.

In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective, duly authorized representative on the day and year first above written

BRAINTECH CANADA, Inc.	ABB Inc.

Signature	Signature
Owen Jones
Name	Name

Date	Date

EXHIBIT 7

eVF DEVELOPER’S SOFTWARE LICENSE AGREEMENT

Between

BRAINTECH Canada Inc. (“BRAINTECH”)

102 – 930 West 1st Street

North Vancouver, British Columbia

V7P 3N4

and

LICENSEE NAME:

the Robotics Division of ABB Inc. (“LICENSEE”),

1250 Brown Rd. Auburn Hills, MI.

48326-1507

Effective Date: December ___, 2004

IN CONSIDERATION of the mutual promises contained herein, the parties agree as follows:

1.	Definitions

In this Agreement and in the recitals and Schedules, unless otherwise specified or patently required by the context, the words and phrases defined in the recitals and elsewhere in this Agreement shall have the meanings ascribed to them therein or in the Master Agreement or Exhibits thereto, and the following words and terms shall have the respective meanings ascribed to them as follows:

(1)

Affiliate or affiliate means with respect to a party, any entity at any time controlling, controlled by or under common control with, such party. The term “Control” as used in this Agreement shall mean the legal, beneficial or equitable ownership, directly or indirectly, of more than 50% of the aggregate of all voting equity interests in such entity;

(2)	Designated Computer means the computer equipment designated in writing by LICENSEE and accepted in writing by BRAINTECH equipped with the appropriate hardware to allow activation and use of the BRAINTECH Software with a Key;

(3)	Designated Site means the location controlled by LICENSEE where the Designated Computer is located;
(4)

Program Concepts mean the techniques, concepts, know-how, and ideas, used, embodied, or expressed in the BRAINTECH Software, including without limitation program and data structure, sequence, and organization, interfaces, field and data definitions and relationships, data and database models, and designs;

(5)

Use in relation to the BRAINTECH Software means the right to (a) copy the BRAINTECH Software to install it on the Designated Computer, (b) use the BRAINTECH Software to develop programs for the End-User(c) display at the Designated Site text and other images generated by the BRAINTECH Software during processing on the Designated Computer and (d) make up to two (2) copies of the BRAINTECH Software for back-up or archival purposes. LICENSEE shall not have the right and agrees not to copy or store the BRAINTECH Software on any computer other than the Designated Computer at the Designated Site; and

(6)	User means an individual who uses the BRAINTECH Software.
2.	License to LICENSEE
(1)

Subject to BRAINTECH's rights under Section 7, BRAINTECH grants to LICENSEE a personal, non-transferable, non-assignable, and non-exclusive license to Use the BRAINTECH Software on the Designated Computer at the Designated Site;

(2)

Except for the rights to Use the BRAINTECH Software expressly conferred on LICENSEE by Section 2(1) LICENSEE shall not have the right and agrees not to copy or reproduce the BRAINTECH Software or any part thereof. Without limiting the generality of the foregoing, except as permitted by law, LICENSEE shall not copy, disassemble, de-compile, translate or convert into human readable form, or reverse engineer, all or any part of the BRAINTECH Software, and shall not use the BRAINTECH Software, Program Concepts, or Support Materials to develop any derivative works or any functionally compatible or competitive software. LICENSEE shall not have the right, and agrees not to copy or reproduce the Support Materials;

(3)	LICENSEE may sublicense programs developed using the BRAINTECH Software and Modules thereof (the “Program”) to the End-User on the following conditions:

(a)	LICENSEE will include a copy of the Runtime License, (EXHIBIT 8) with its proposal;
(b)	End-User will require a Key from BRAINTECH to run the Program;
(c)

The LICENSEE must pay BRAINTECH a Run-Time license fee as specified in the Master Agreement, Section 4 and 5 for every Product shipped to the End-User according to the payment terms as specified in the Master Agreement, Section 6.

(d)	LICENSEE agrees to have two(2) developers trained at BRAINTECH’s Vancouver Center;
(e)	Developers are trained and certified L3;
(f)	BRAINTECH agrees to waive training fee for two (2) only Developers.
(4)	LICENSEE may sub-license programs developed using the BRAINTECH Software and Modules thereof (the “Program”) to the SUB-LICENSEE on the following conditions:
(a)	SUB-LICENSEE will include a copy of the Runtime License, (EXHIBIT 8) with its proposal;
(b)	End-User will require a Key from BRAINTECH to run the Program;
(c)

The LICENSEE must pay BRAINTECH a Run-Time license fee as specified in the Master Agreement, Section 4 and 5 for every Product shipped to the SUB-LICENSEE according to the payment terms as specified in the Master Agreement, Section 6.

(d)	SUB-LICENSEE agrees to have one(1) technician trained and certified “L2” at an authorized ABB training center .
3.	User Acceptance Testing and Warranties of BRAINTECH
(1)

LICENSEE agrees that upon delivery to it of a Deliverable, LICENSEE will test such Deliverable to determine whether it conforms to the Specifications. LICENSEE will have thirty, (30) days (or such other period as the parties may agree in writing) (the “Approval Period”) to do such testing. LICENSEE agrees to notify BRAINTECH in writing of all failures of the Deliverable to meet the Specifications encountered during the Approval Period (such failures are referred to here as “Deficiencies”). If LICENSEE does not notify BRAINTECH in writing of any Deficiencies within the Approval Period, the Deliverable shall be deemed to be accepted. Following the end of the Approval Period, LICENSEE and BRAINTECH shall meet and agree upon the classification of any Deficiencies. Deficiencies shall be classified as either (a) a “Material Deficiency” in the event the Deficiency causes the Deliverable to materially fail to meet the Specifications, such that there is resultant system failure or outage, the production of consistent functionality errors which result in data loss, or the production of operational problems that materially impact on the

LICENSEE ’s business needs, b) a “Non-Significant Deficiency” if the Deficiency causes the Deliverable not to meet the Specifications and such failure negatively impacts the use of the Deliverable as contemplated by the Specifications, insofar as there is a serious problem or design flaw which results in functional errors, but which can be managed with a temporary adaptation or with Hot Line Support, (c) a “Cosmetic Deficiency” if the Deficiency is not a Material Deficiency nor a Non-Significant Deficiency, but a minor software error which may affect the appearance of the data, the Graphical User Interface or low priority functions but does not result in a serious functional error. BRAINTECH shall use commercially reasonable efforts to promptly correct or have corrected or provide LICENSEE with a work around for the Deficiencies or request its licensors to correct or provide a work around for the Deficiencies. The Deliverable shall be deemed to be accepted when BRAINTECH shall have delivered to LICENSEE corrections and/or workarounds for all Material Deficiencies and Non-Significant Deficiencies and LICENSEE, after having had twenty (20) business days within which to test such corrections and/or workarounds, notifies BRAINTECH that such Deficiencies have been resolved to the LICENSEE ’s satisfaction. If BRAINTECH, after using commercially reasonable efforts has not provided LICENSEE with a correction or workaround for such Deficiencies within the time specified above, then, at BRAINTECH’s sole option, BRAINTECH will promptly and in any event within ten (10) days, refund the license fee and taxes thereon paid by LICENSEE to BRAINTECH for the Deliverable, provided that LICENSEE returns the Deliverable and related Support Materials to BRAINTECH. Subject to the provisions of Section 8(2) these remedies are LICENSEE ’s sole and exclusive remedies and BRAINTECH’s sole obligations for any non-conformities, defects, or errors, failure to meet Specifications, and all performance or non-performance problems related to the Licensed Materials;

(2)

BRAINTECH warrants that the BRAINTECH Software will be capable of performing according to the Specifications. However, for greater clarity, such warranty does not apply to output, results, errors, or abnormal terminations or delays caused in whole or in part by (a) any functionality of software or products, including databases, not created by BRAINTECH, whether or not such products or software are embedded in or form part of the BRAINTECH Software; (b) use of the BRAINTECH Software and Updates in combination with any other product not provided by BRAINTECH; (c) any modification of the BRAINTECH Software or Updates made by a party other than BRAINTECH or authorized by BRAINTECH; (d) any data provided to the BRAINTECH Software by non-BRAINTECH products which does not adequately specify date data; or (e) LICENSEE ’s failure to use the BRAINTECH Software in accordance with the Support Materials. If the BRAINTECH Software does not function substantially as described according to the Specifications during the period from the delivery thereof to LICENSEE until [insert warranty expiration period] (the “Warranty Period”), BRAINTECH will, if it is able to reproduce or verify the non-conformity do one of the following, namely, make commercially reasonable efforts to correct or have corrected or provide LICENSEE with a work around for the non-conformity, or at BRAINTECH’s sole option, refund the license fee paid by LICENSEE to BRAINTECH for such software, provided that LICENSEE returns such software and the applicable Support Materials to BRAINTECH within thirty (30) days following the expiry of the Warranty Period. These remedies are LICENSEE ’s sole and exclusive remedies and BRAINTECH’s sole obligations for any non-conformities, defects, or errors and all performance or non-performance problems related to the BRAINTECH Software;

(3)

BRAINTECH EXPRESSLY DISCLAIMS ALL REPRESENTATIONS, WARRANTIES AND CONDITIONS EXPRESS OR IMPLIED NOT CONTAINED HEREIN, INCLUDING BUT NOT LIMITED TO, REPRESENTATIONS, WARRANTIES AND CONDITIONS OF QUALITY, PERFORMANCE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE;

(4)

IN NO EVENT WILL BRAINTECH BE LIABLE FOR SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL LOSS OR DAMAGE, LOST BUSINESS REVENUE, LOSS OF PROFITS, LOSS OF DATA, FAILURE TO REALIZE EXPECTED PROFITS OR SAVINGS OR OTHER NON-DIRECT COMMERCIAL OR ECONOMIC LOSS OR DAMAGE OF ANY KIND OR ANY CLAIM AGAINST LICENSEE BY ANY OTHER PERSON (EVEN IF BRAINTECH HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE);

(5)

WITH THE EXCEPTION OF CLAIMS UNDER SECTION 9.1 HEREIN, BRAINTECH'S MAXIMUM LIABILITY UNDER THIS AGREEMENT TO LICENSEE SHALL IN NO EVENT EXCEED, IN THE AGGREGATE IN RESPECT OF ALL CLAIMS, THE AMOUNT PAID BY LICENSEE UNDER THIS AGREEMENT IN THE TWELVE (12) MONTH PERIOD BEGINNING WHEN THE CAUSE OF ACTION FIRST AROSE EVEN IF THE CAUSE OF ACTION IS A CONTINUING ONE;

(6)

BRAINTECH does not warrant that the BRAINTECH Software will operate uninterrupted or error free. BRAINTECH has no control over the conditions under which LICENSEE may use the BRAINTECH Software and BRAINTECH does not and cannot warrant the results that may be obtained from its use. LICENSEE is solely responsible for (a) the suitability of the BRAINTECH Software to meet LICENSEE 's requirements, (b) the suitability and overall effectiveness and efficiency of the Designated Computer upon which the BRAINTECH Software is to operate, even if it has been supplied by BRAINTECH, (c) the provision of all data, and all data entry, and conversion of data, (d) the furnishing of any supplies and forms, (e) assuring the existence of adequate back-up plans to accommodate any failure of the Designated Computer or the BRAINTECH Software, (f) backing up the BRAINTECH Software and all associated files, including when LICENSEE is following technical support instructions and before any Update is installed, (g) proper use of the BRAINTECH Software, (h) problems caused by changes or modifications to the operating characteristics of the Designated Computer, and (i) problems that occur as a result of the use of the BRAINTECH Software in conjunction with software not supplied by BRAINTECH;

(7)	Affiliates shall not have the right, and LICENSEE shall ensure that affiliates do not, institute any claim directly against BRAINTECH under or related to this Agreement.

In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective, duly authorized representative on the day and year first above written

Accepted by

BRAINTECH Canada Inc.

Per:	____________________________________

Authorized Signature

Name: Owen Jones

Title: CEO

Date: ____________________________________

Accepted by

Robot Automation, ABB Inc.

Per: ____________________________________

Authorized Signature

Name: ____________________________________

Title: ____________________________________

Date: ____________________________________

EXHIBIT 8

RUNTIME SOFTWARE LICENSE AGREEMENT

IMPORTANT - READ CAREFULLY BEFORE INSTALLING OR USING THE BRAINTECH CANADA INC. SOFTWARE on the enclosed disks and/or installed on the computer delivered by BRAINTECH Canada Inc. (“BRAINTECH”). By installing or using the enclosed hardware key and/or BRAINTECH Software and/or files customized by BRAINTECH for the End Users application, the Integrator, as defined in the specific Proposal related to BRAINTECH’s supply of the aforementioned hardware and/or software and/or files (herein called the “LICENSEE ’) is agreeing with BRAINTECH Canada Inc. (“BRAINTECH”) to be bound by the terms of this Software License Agreement including the following Limited Warranty on the System and the Special Provisions.

If you do not agree to the terms of this agreement, promptly return the unopened box with the hardware key and/or BRAINTECH Software and/or files customized by BRAINTECH for the end users application to BRAINTECH for a full refund.

All capitalized terms in this Agreement shall have the meaning provided in the Proposal related to BRAINTECH’s supply of the aforementioned hardware and/or software and/or files (herein referred to as the “Proposal”), provided to the LICENSEE by BRAINTECH, unless the context required otherwise.

1.    Grant of License. BRAINTECH hereby grants to the LICENSEE a non-exclusive, non-transferable license to: (a) use, in object code form only, the BRAINTECH Software for the purpose of integrating the BRAINTECH Software into the End User Equipment for delivery to the End User; and (b) to grant to the End User, excepting that the End User is also the LICENSEE, a non-exclusive, non-transferable license to use, in object code form only, the BRAINTECH Software with the End User’s Equipment solely for the End User’s own internal manufacturing process on terms no better than those granted or provided by BRAINTECH to the LICENSEE herein and subject to the same limitations, restrictions and special provisions with respect to the BRAINTECH Software and the System as those contained herein.

2.    Term. This Agreement will be effective from the date of acceptance, and shall continue in effect unless terminated as provided herein.

3.    Separate License Required. A separate license is required for each personal computer on which the BRAINTECH Software is installed or used.

4.    Reverse Engineering, De-compilation, and Disassembly. The LICENSEE may not reverse engineer, de-compile, or disassemble the BRAINTECH Software or the System, except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation.

5.    Resale or Rental. Except as expressly permitted herein, the LICENSEE may not sell, rent, lease, or lend the BRAINTECH Software. Except as expressly permitted herein, the LICENSEE may not assign its rights under this Agreement or sub-license the BRAINTECH Software.

6.    Reservation of Rights. All rights not expressly granted in respect of the BRAINTECH Software are reserved by BRAINTECH.

In section 7 and 8 of this Agreement, a reference to BRAINTECH means a reference to all affiliates of BRAINTECH including BRAINTECH Inc., any of which may enforce the rights under this agreement.

7.    Copyright. All title and intellectual property rights, copyright, moral rights, and patent rights in and to the BRAINTECH Software (including but not limited to any images, photographs, animations, video, audio, music, text and "applets" incorporated into the BRAINTECH Software), the Program Documentation, and any copies of the BRAINTECH Software are owned by BRAINTECH or other third parties. Nothing in this Agreement shall constitute a grant, transfer, or assignment to the LICENSEE of any of the foregoing rights.

8.    Copying Prohibited. The LICENSEE may not make copies of the BRAINTECH Software or the Program Documentation, except one copy for backup security storage purposes. The LICENSEE will instruct its employees having access to the BRAINTECH Software not to copy or duplicate the BRAINTECH Software or make any disclosure with reference thereto or any components thereof to any third party.

9.    Confidential Information. The LICENSEE shall not disclose, and shall keep confidential, all confidential and proprietary information provided by BRAINTECH or any subsidiary or agent of BRAINTECH relating to the BRAINTECH Software. This provision shall not apply to information which (i) is or becomes part of the public domain through no act or omission of the LICENSEE, (ii) the LICENSEE receives from a third party acting without any obligation or restriction of confidentiality in favor of BRAINTECH, (iii) BRAINTECH releases from confidential treatment by written consent, or (iv) the LICENSEE is required by any applicable law or court order to disclose.

10.   Termination Right. BRAINTECH may terminate the license granted to the LICENSEE pursuant to this Agreement by notice in writing to the LICENSEE if (i) the LICENSEE commits any material breach of the terms and conditions of this Agreement, and (ii) the LICENSEE fails to rectify its default within thirty, (30) days of receiving written notice from BRAINTECH requiring it to do so.

11.   Obligations of LICENSEE on Termination. Forthwith following termination of the LICENSEE 's license pursuant to section 10, the LICENSEE shall return to BRAINTECH any and all copies of the BRAINTECH

Software and the Program Documentation in its possession. LICENSEE shall also delete any electronic copies of the BRAINTECH Software and Program Documentation from any computer equipment of the LICENSEE.

12.   Limited Warranty. BRAINTECH warrants that the System will perform to the specifications contained in the Proposal, subject to the limitations and conditions described in the Proposal, for a period of one (1) year from the date of satisfactory installation of the System by BRAINTECH; provided that BRAINTECH gives no warranty that the Hardware, Peripherals and Third Party Software will be free from defects in workmanship or materials, or that they will operate in conformity with the performance capabilities, specifications, functions and other descriptions and standards applicable to the Hardware, Peripherals and the Third Party Software (the “BRAINTECH Limited Warranty”). The foregoing warranty is contingent upon the proper use of the System in accordance with BRAINTECH's instructions, and will be void if the System has been modified without BRAINTECH's approval, or if the System has been subjected to accident, abuse, misapplication, abnormal use, a virus, unusual physical or electrical stress, or if malfunction occurs because of failure of electrical power, air conditioning, humidity control, or causes other than ordinary use, or if the System is maintained or repaired, or if attempts to repair or service are made by other than BRAINTECH personnel without the prior approval of BRAINTECH.

13.   The LICENSEE 's Exclusive Remedy. BRAINTECH's entire liability and the LICENSEE 's exclusive remedy shall be, at BRAINTECH's option from time to time, (a) return of the amount received by BRAINTECH in respect of the license granted under this Agreement, or (b) repair or replacement, if the System does not meet the BRAINTECH Limited Warranty. The LICENSEE will receive the remedy elected by BRAINTECH without charge, except that the LICENSEE is responsible for any expenses the LICENSEE may incur in giving BRAINTECH access to the System. Any replacement or repair of the System will be warranted for the remainder of the original warranty period or thirty days, whichever is longer.

14.   Disclaimer Of Warranties. The BRAINTECH Limited Warranty is the only express warranty made to the LICENSEE and is provided in lieu of any other express warranties (if any) created by any documentation, packaging, or written or oral representation with respect to the System. Except for the BRAINTECH Limited Warranty and to the maximum extent permitted by applicable law, BRAINTECH provides the System AS IS AND WITH ALL FAULTS, and hereby disclaims all other warranties and conditions, either express, implied or statutory, including but not limited to, any (if any) implied warranties or conditions of merchantability, of fitness for a particular purpose, correspondence to description, of lack of viruses, of accuracy or completeness of responses, of results, and of lack of negligence or lack of workmanlike effort, all with regard to the System.

15.	Exclusion Of Incidental, Consequential, And Certain Other Damages. To the maximum extent permitted by applicable law, in no event shall BRAINTECH be liable for any special, incidental, indirect, or consequential damages whatsoever (including, but not limited to, damages for loss of profits or confidential or other information, for business interruption, for personal injury, for loss of privacy, for failure to meet any duty including of good faith or of reasonable care, for negligence, and for any other pecuniary or other loss whatsoever) arising out of or in any way related to the use of or inability to use the System or any component thereof, even in the event of the fault, tort (including negligence), strict liability, breach of contract, or breach of warranty of BRAINTECH, and even if BRAINTECH has been advised of the possibility of such damages.

16.   Limitation Of Liability And Remedies. Notwithstanding any damages that the LICENSEE might incur for any reason whatsoever (including without limitation, all damages referenced above and all direct or general damages), the entire liability of BRAINTECH under any provision of this Agreement and the LICENSEE 's exclusive remedy for all of the foregoing (except for any remedy of repair or replacement elected by BRAINTECH with respect to any breach of the BRAINTECH Limited Warranty) shall be limited to the amount received by BRAINTECH in respect of the license granted under this Agreement. The foregoing limitations, exclusion and disclaimers described above shall apply to the maximum extent permitted by applicable law, even if any remedy fails its essential purpose.

EXHIBIT 9

ABB Services

I.	Engineering Services
•	Mechanical/Controls Design	US $X/Hr.
•	Software Engineering	US $X/Hr.
II.	Project Management	US $X/Hr.
III.	System Build	US $X/Hr.
IV.	Field Service Implementation	US $X/Hr.

Plus travel expenses and per diem meals at US $X/day.

EXHIBIT 10

Sub-License Agreement

(attach blank ABB sub-license agreement)

EXHIBIT 11

GLOBAL MARKET SIC CODES

SIC CODE #	DESCRIPTION

EXHIBIT 12

Bin Picking Project

X